Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Toucan Interactive, Corp

We hereby consent to the use of our audit report dated April 18, 2016 with respect to the financial statements of Toucan Interactive, Corp. for the year ended February 29, 2016 in its Form 10K/A. We also consent to the reference of our firm under the caption “Experts” in the Form 10-K/A.

/s/ KLJ & Associates, LLP

Edina, MN

November 20, 2018

5201 Eden Avenue

Suite 300

Edina, MN 55436

630.277.2330